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                                                                    EXHIBIT 99.2

                      CONSENT TO BE NAMED AS TRUST MANAGER

         I, Douglas W. Schnitzer, hereby consent to be nominated as a trust manager of Automotive Realty Trust of America, and to be named as a nominated trust manager in the Form S-11 Registration Statement filed with the Securities and Exchange Commission by Automotive Realty Trust of America.

Dated:   March 27, 1998

                                        /s/  Douglas W. Schnitzer
                                        -----------------------------------
                                             Douglas W. Schnitzer